Exhibit 99.1

Materials

News Post / Press Release

AtaiBeckley Completes Redomiciliation to the United States

NEW YORK - 30 DECEMBER 2025 –AtaiBeckley Inc. (NASDAQ: ATAI) (“AtaiBeckley” or “Company”), a clinical-stage biopharmaceutical company on a mission to transform patient outcomes by developing effective, rapid-acting and convenient mental health treatments, today announced the completion of the redomiciliation of the parent company of the AtaiBeckley group from a Netherlands company to a U.S. entity incorporated in Delaware. The redomiciliation was approved by approximately 99% of the votes cast at the Company’s extraordinary general meeting of shareholders on November 4, 2025.

The redomiciliation was completed following the close of trading on the Nasdaq Global Market on December 30, 2025. At completion, all issued and outstanding ordinary shares of Atai Beckley N.V. were exchanged on a one-for-one basis for newly issued shares of common stock of the Delaware company, AtaiBeckley Inc. The former shareholders of Atai Beckley N.V. are now the stockholders of the Delaware company. AtaiBeckley Inc’s common stock will continue to trade on NASDAQ under the trading symbol “ATAI”.

The Company expects the redomiciliation to save costs, create alignment with its U.S. listing and shareholder base, simplify its corporate structure and streamline reporting requirements, in addition to reducing the associated administrative burden for the Company and investors.

For more information on the redomiciliation of the Company, please refer to the Company’s filings with the Securities and Exchange Commission, which are available on its Investor Relations website.

About AtaiBeckley Inc.

AtaiBeckley is a clinical-stage biopharmaceutical company on a mission to transform patient outcomes by developing effective, rapid-acting, and convenient mental health treatments. It was formed through the strategic combination of ATAI Life Sciences N.V. and Beckley Psytech Limited in November 2025. AtaiBeckley’s pipeline of novel therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (DMT buccal film) for TRD and EMP-01 ((R)-MDMA HCI) for social anxiety disorder, which are in Phase 2 clinical development. It is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for opioid use disorder and TRD. These programs aim to create new possibilities in mental health by providing effective, commercially scalable, and convenient interventional psychiatry therapies that can integrate seamlessly into healthcare systems.

For the latest updates and to learn more about the AtaiBeckley mission, visit www.ataibeckley.com or follow the Company on LinkedIn and on X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: the potential benefits of the redomiciliation~~,~~; our business strategy and plans; the potential, success and timing of development and progress of trials and related milestones of our product candidates; and the plans and objectives of management for future operations, research and development and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in AtaiBeckley’s other filings with the SEC. AtaiBeckley disclaims any obligation to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information
Investor Contact:
IR@ataibeckley.com

Media Contact:
PR@ataibeckley.com